Exhibit 10.1

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 2 TO

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

This Amendment No. 2 to Collaborative Research and License Agreement (this “Amendment”), effective as of the date of signature of the last Party to sign below, amends the Collaborative Research and License Agreement entered into as of December 27, 2005 by and between AstraZeneca AB, a company limited by shares organized and existing under the laws of Sweden (“AstraZeneca”), and Targacept, Inc., a Delaware (USA) corporation (“Targacept”), as amended by Amendment No. 1 dated November 10, 2006 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS AstraZeneca has completed two Phase II Clinical Trials of Ispronicline, one in AD and one in CDS, neither of which resulted in the occurrence of Achievement of Proof of Concept;

WHEREAS the Parties have collaborated to conduct a Phase II Clinical Trial of Ispronicline in ADHD funded by Targacept and, following such trial, AstraZeneca plans to continue Development of Ispronicline; and

WHEREAS AstraZeneca and Targacept desire to amend the Agreement in accordance with Section 17.6 thereof to reflect certain additional or modified terms that shall be or may become applicable to the continued Development of Ispronicline.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, AstraZeneca and Targacept, intending to be legally bound, hereby agree as follows:

1. The Agreement is hereby amended by adding the following to the end of Section 6.5.1(a) as the last paragraph.

“The terms of this Section 6.5.1(a) shall be subject to the terms of Section 6.7, if and to the extent applicable.”

2. The Agreement is hereby amended by adding the following new Section 6.7.

“6.7 Ispronicline ADHD Development Terms. Each of the Parties hereby agrees as follows.

(a) As a result of the achievement of the objective in the completed Phase II Clinical Trial of Ispronicline in ADHD funded by Targacept, AstraZeneca shall make a milestone payment to Targacept as contemplated by the Parties prior to initiation of such trial, such milestone payment to be in the amount of $10 million and non-creditable and non-refundable.

(b) With respect to each of milestone event 4 through milestone event 9 (six milestone events) under the heading “Milestone Event” in Section 6.5.1(a) for Ispronicline/ Ispronicline Products (column A) (reproduced under the heading “Milestone Event” below), if the applicable Primary Indication for the first occurrence of such milestone event is ADHD (a “Subject ADHD Milestone Event”), then the amount payable to Targacept by AstraZeneca with respect to such Subject ADHD Milestone Event shall be the amount shown below corresponding to such milestone event, if any (and, for clarity, not the amount shown in Section 6.5.1(a), column A, corresponding to such milestone event), subject to Section 6.7(c).

Milestone Event	Amount

4. [********] of [********]	[********]

5. Initiation of [********]	[********]

6. [********] of [********]	[********]

7. First Commercial Sale [********]	[********]

8. First Commercial Sale [********]	[********]

9. First Commercial Sale [********]	[********]

(c) With respect to each Subject ADHD Milestone Event, the first time that the same milestone event as such Subject ADHD Milestone Event occurs for Ispronicline or an Ispronicline Product where the applicable indication is any one of Schizophrenia or any Primary Indication besides ADHD (the “Corresponding PI Milestone Event”), AstraZeneca shall, within thirty (30) days of such Corresponding PI Milestone Event, make a non-creditable, nonrefundable payment to Targacept in an amount equal to the positive difference between (i) the amount payable under Section 6.5.1(a), column A, with respect to the Corresponding PI Milestone Event as if the occurrence of the Corresponding PI Milestone Event had been the first occurrence of such milestone event (and, for clarity, had preceded the occurrence of the Subject ADHD Milestone Event) and (ii) the amount paid or payable by AstraZeneca with respect to the Subject ADHD Milestone Event in accordance with Section 6.7(b). For clarity, with respect to each Subject ADHD Milestone Event, there can be no more than one (1) Corresponding PI Milestone Event and, as a result, there can be no more than six (6) Corresponding PI Milestone Events in the aggregate.

(d) For clarity: (i) Sections 6.7(b) and 6.7(c) shall apply solely to the application of Section 6.5.1(a) to Ispronicline and Ispronicline Products under the circumstances described therein and for no other purpose (for further clarity, Sections 6.5.1(b) and 6.5.1(c) and the amounts payable to Targacept by AstraZeneca thereunder, if any, are not intended to be affected by this Section 6.7); (ii) any payment obligation of AstraZeneca that arises under Section 6.7(b) or Section 6.7(c) shall be deemed to arise under Section 6.5.1(a) and therefore subject to Sections 6.5.1(a) (excluding the dollar amounts shown in the table therein), 6.5.2, 6.6.1(d)(2), 10.2.4 and 10.2.6 (in each case if and to the extent applicable), except as provided in clause (iv) below; (iii) amounts paid to Targacept by AstraZeneca under Section 6.7(b) or Section 6.7(c) shall be deemed paid under Section 6.5.1(a); and (iv) no payment made by AstraZeneca pursuant to Section 6.7 shall be deemed to violate or be inconsistent with the provisions of Section 6.5.1(a) or any other provision of the Agreement that may restrict the number of times AstraZeneca will make a payment corresponding to any particular milestone event with respect to Ispronicline or an Ispronicline Product under Section 6.5.1(a).”

3. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment is not intended and shall not be construed to change AstraZeneca’s diligence obligations as set forth in the Agreement (including, without limitation, Section 5.5.1 (AstraZeneca Diligence Obligations)).

4. AstraZeneca shall pay to Targacept the milestone payment required by Section 6.7(a) of the Agreement, as amended, on or before the fifth (5th) Business Day after the effective date of this Amendment.

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IN WITNESS WHEREOF AstraZeneca and Targacept have executed this Amendment as of the respective dates set forth below.

TARGACEPT, INC.		ASTRAZENECA AB (publ.)

By:	/s/ J. Donald deBethizy	By:	/s/ Jan M. Lundberg
Name:	J. Donald deBethizy	Name:	Jan M. Lundberg
Title:	President and CEO	Title:	President
Date:	July 8, 2009	Date:	July 6, 2009